                                                                  EXECUTION COPY


                            R.A.B. ENTERPRISES, INC.

                                  $120,000,000

                          10.5 % Senior Notes due 2005

                                       and

                              R.A.B. HOLDINGS, INC.

                                   $48,000,000

                            13% Senior Notes due 2008



                               PURCHASE AGREEMENT

                                                                  April 28, 1998

CHASE SECURITIES INC.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

                  R.A.B. Holdings, Inc., a Delaware corporation ("Holdings"), proposes to issue and sell $48,000,000 aggregate principal amount of its 13% Senior Notes due 2008 (the "Holdings Notes") and R.A.B. Enterprises, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (the "Company", and, together with Holdings, the "Issuers"), proposes to issue and sell $120,000,000 aggregate principal amount of its 10.5% Senior Notes due 2005 (the "Company Notes"). The Company Notes will be fully and unconditionally guaranteed (collectively, the "Guarantees") on a senior unsecured basis by certain of the Company's direct and indirect, existing subsidiaries (collectively, the "Guarantors"). The Holdings Notes and the Company Notes are collectively referred to as the "Securities". The Holdings Notes will be issued pursuant to an indenture to be dated as of May 1, 1998 (the "Holdings Indenture"), between Holdings and PNC Bank, National Association, as trustee, and the Company Notes and the Guarantees will be issued pursuant to an Indenture to be dated as of May 1, 1998 (the "Company Indenture", and together with the Holdings Notes Indenture, the "Indentures"), among the Company, the Guarantors and PNC Bank, National Association, as trustee. The Issuers hereby confirm their agreement with Chase Securities Inc. (the "Initial Purchaser") concerning the purchase of the Securities from Holdings, the Company and the Guarantors by the Initial Purchaser.


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                  On the Closing Date (as defined), approximately $17,000,000 of the net proceeds from the sale of the Holdings Notes (the "Initial Escrow Amount"), representing funds that will be sufficient to pay interest on the Holdings Notes for the first six interest payment dates, will be placed into an escrow account and pledged to the escrow agent named therein for the benefit of the holders of the Holdings Notes and the trustee under the Holdings Indenture, pursuant to an escrow agreement (the "Holdings Escrow Agreement") to be dated as of May 1, 1998 among Holdings, the trustee under the Holdings Indenture and the escrow agent named therein, as escrow agent and collateral agent.

                  The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum dated April 15, 1998 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchaser pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in accordance with Section 2 hereof.

                  Holders of the Holdings Notes (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A-1 (the "Holdings Registration Rights Agreement"), pursuant to which Holdings will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Holdings Exchange Offer Registration Statement") registering an issue of Holdings Notes (the "Holdings Exchange Securities") which are identical in all material respects to the Holdings Notes (except that the Holdings Exchange Securities will not contain terms with respect to transfer restrictions) and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Holdings Shelf Registration Statement").

                  Holders of the Company Notes (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A-2 (the "Company Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file with the Commission (i) a registration statement under the Securities Act (the "Company Exchange Offer Registration Statement") registering an issue of Company Notes (the "Company Exchange Securities") which are identical in all material respects to the Company Notes (except that the Company Exchange Securities will not contain terms with respect


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to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Company Shelf Registration Statement").

                  On March 3, 1998, the Company entered into a Purchase Agreement, which has been amended by a First Amendment dated as of April 8, 1998 (the "Manischewitz Purchase Agreement") to acquire (the "Acquisition") all of the outstanding equity interests of The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz"), for approximately $124 million. The Acquisition will be consummated concurrently with the issuance and sale of the Securities.

                  Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), and a wholly owned subsidiary of the Company, is party to a credit agreement dated March 31, 1997 (the "Credit Agreement"). Concurrently with the closing of the Acquisition, (i) the Credit Agreement will be amended and restated (the "Amended Credit Agreement") to provide, among other things, for Millbrook and Manischewitz to be co-borrowers under the Credit Agreement,
(ii) Millbrook will repay approximately $20.4 million of indebtedness under the revolving credit portion of the Credit Agreement and (iii) Holdings will contribute to the Company all of the capital stock of Millbrook (the "Stock Contribution"). The issuance and sale of the Securities and the Guarantees, the Acquisition, the execution of the Amended Credit Agreement and the Stock Contribution are collectively referred to as the "Transactions". The issuance and sale of the Securities and the Guarantees is conditioned upon the concurrent consummation of the other components of the Transactions.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

                  1. Representations, Warranties and Agreements of the Issuers and Millbrook. Each of the Issuers and Millbrook, jointly and severally, represents and warrants to, and agrees with, the Initial Purchaser on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) Each of the Preliminary Offering Memorandum and the
             Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and Millbrook make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Issuers by or on behalf of the Initial Purchaser specifically for use therein (the "Initial Purchaser's Information").

                  (b) Each of the Preliminary Offering Memorandum and the
             Offering Memorandum, as of its respective date, contains all of the information that, if re-


                                      -3-


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             quested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Assuming the accuracy of the representations and
             warranties of the Initial Purchaser contained in Section 2 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) Each subsidiary of Holdings is listed on Schedule 1 hereto and each subsidiary of Manischewitz is listed on Schedule 2 hereto. Holdings and each of its subsidiaries and Manischewitz and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign corporations, partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations or business, as presently conducted or currently contemplated, of Holdings and its subsidiaries taken as a whole after giving effect to the Acquisition (a "Material Adverse Effect").

                  (e) Each of Holdings and the Company has the respective
             authorized capitalization set forth in the Offering Memorandum under the heading "Capitalization" on a pro forma basis after giving effect to the Transactions; all of the outstanding shares of capital stock of Holdings have been duly and validly authorized and issued and are fully paid and non-assessable. Except as described in the Offering Memorandum, (i) all of the outstanding shares of capital stock or membership interests of each subsidiary of Holdings and, to the knowledge of the Issuers and Millbrook, of Manischewitz and each of its subsidiaries have been duly and validly authorized and issued, and, in the case of such shares of capital stock, are fully paid and non-assessable and are, or, after giving effect to the Acquisition, will be, owned directly or indirectly by Holdings, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (except that the capital stock of Millbrook is


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             pledged pursuant to the Credit Agreement and will be pledged pursuant to the Amended Credit Agreement).

                  (f) Each of the Issuers and Millbrook has, and Manischewitz
             will have on or prior to the Closing Date, full right, power and authority to execute and deliver this Agreement, the Indentures, the Registration Rights Agreements, the Securities, the Manischewitz Purchase Agreement and the Amended Credit Agreement (collectively, the "Transaction Documents"), in each case, to the extent, and only to the extent, each is a party thereto, and to perform its respective obligations hereunder and thereunder, as applicable; and all corporate action required to be taken for the due and proper authorization and consummation of the Stock Contribution and for the due and proper authorization, execution and delivery of each of the Transaction Documents, to which it is a party, and the consummation of the Transactions have been duly and validly taken.

                  (g) This Agreement has been duly authorized, executed and
             delivered by each of the Issuers and Millbrook and constitutes a valid and legally binding agreement of each of the Issuers and Millbrook, enforceable against the Issuers and Millbrook, as applicable, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (h) The Holdings Registration Rights Agreement has been duly authorized by Holdings and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Holdings enforceable against Holdings in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Company Registration Rights Agreement has been duly authorized by the Company and Millbrook and when authorized by Manischewitz and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Company, Millbrook and Manischewitz enforceable against the Company, Millbrook and Manischewitz, as applicable, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).


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                  (i) The Holdings Indenture has been duly authorized by
             Holdings and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Holdings enforceable against Holdings in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Company Indenture has been, or, in the case of Manischewitz, will have been on or prior to the Closing Date, duly authorized by the Company, Millbrook and Manischewitz and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, Millbrook and Manischewitz enforceable against the Company, Millbrook and Manischewitz, as applicable, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, each of the Indentures will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (j) The Holdings Notes have been duly authorized by Holdings and, when duly executed, authenticated, issued and delivered as provided in the Holdings Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of Holdings entitled to the benefits of the Holdings Indenture and enforceable against Holdings in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Company Notes and the Guarantees have been, or, in the case of Manischewitz, will have been on or prior to the Closing Date, duly authorized by the Company and Millbrook and Manischewitz, as the case may be, and, when duly executed, authenticated, issued and delivered as provided in the Company Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, Millbrook and Manischewitz, as applicable, entitled to the benefits of the Company Indenture and enforceable against the Company, Millbrook and Manischewitz, as applicable, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

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                  (k) The Holdings Escrow Agreement will have been on or prior to the Closing Date duly authorized by Holdings and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Holdings enforceable against Holdings in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law.

                  (l) The Manischewitz Purchase Agreement has been duly
             authorized, executed and delivered by the Company and, assuming that the Manischewitz Purchase Agreement has been duly authorized, executed and delivered by the other parties thereto, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) The Amended Credit Agreement has been duly authorized by
             Millbrook and will have been on or prior to the Closing Date duly authorized by Manischewitz and when duly executed and delivered in accordance with its terms by each of the parties thereto will constitute a valid and legally binding agreement of Millbrook and Manischewitz enforceable against Millbrook and Manischewitz in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (n) The execution, delivery and performance by each of the
             Issuers and Millbrook and Manischewitz, to the extent each is a party thereto, of the Transaction Documents, the issuance, authentication, sale and delivery of the Holdings Notes by Holdings and compliance by Holdings with the terms thereof, the issuance, sale and delivery of the Company Notes and the Guarantees by the Company and Millbrook and Manischewitz, respectively, and compliance by the Company and Millbrook and Manischewitz with the terms thereof and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or Millbrook or Manischewitz or any of their respective subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of

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             the Issuers or Millbrook or Manischewitz or any of their respective subsidiaries is a party or by which any Issuer or Millbrook or Manischewitz or any of their respective is bound or to which any of the material property or material assets of any of the Issuers or Millbrook or Manischewitz or any of their respective subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other organizational document of any of the Issuers or Millbrook or Manischewitz or any of their respective subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Issuers or Millbrook or Manischewitz or any of their respective subsidiaries or any of their material properties or material assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by each of the Issuers and Millbrook and Manischewitz of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the respective Issuers and Millbrook and Manischewitz with the terms thereof and the consummation of the Transactions, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreements, (iii) as may be required to be obtained or made under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchaser and (iv) the liens contemplated by the Amended Credit Agreement.

                  (o) Deloitte & Touche LLP are independent certified public accountants with respect to Holdings, the Company and Millbrook, within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. Except as set forth in the Offering Memorandum, including, without limitation, under "Risk Factors--Unaudited Historical Financial Data", the historical financial statements of Holdings (including the related notes thereto) contained in the Offering Memorandum, comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby and when taken as a whole, present fairly, in all material respects, the financial position of Holdings at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated; the unaudited financial data of the Predecessor set forth in the Offering Memorandum are fair presentations of the information they purport to show; and the historical financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical Finan-

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             cial Data--R.A.B. Holdings, Inc.", "Selected Historical Financial
             Data--R.A.B. Holdings, Inc.", and "Management's Discussion and Analysis of Results of Operations and Financial Condition--R.A.B. Holdings, Inc." is fairly and accurately derived, in all material respects, from the accounting records of Holdings and its subsidiaries. Except as set forth in the Offering Memorandum, including, without limitation, under "Risk Factors--Unaudited Pro Forma Condensed Consolidated Financial Data" and except for the pro forma adjustments specified therein, the pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements of Holdings contained in the Offering Memorandum, includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act to reflect the transactions described in the Offering Memorandum and gives effect to assumptions made on a reasonable basis. The other historical financial and statistical information included in the Offering Memorandum are, in all material respects, a reasonable presentation of the information they purport to show.

                  (p) Arthur Andersen, LLP are independent certified public
             accountants with respect to Manischewitz within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical combined financial statements (including the related notes) of MANO Holdings Corporation, a Delaware corporation ("MANO"), and KBMC Acquisition Company, L.P., a Delaware limited partnership ("KBMC") contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby and when, taken as a whole, present fairly, in all material respects, the combined financial position of MANO and KBMC at the respective dates indicated and the combined results of their operations and their cash flows for the respective periods indicated; and the historical financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical Combined Financial Data--The B. Manischewitz Company, LLC," "Selected Historical Combined Financial Data--The B. Manischewitz Company, LLC," and "Management's Discussion and Analysis of Results of Operations and Financial Condition--The B. Manischewitz Company, LLC" is fairly and accurately, in all material respects, derived from the accounting records of Manischewitz (which is the sole asset of MANO and KBMC).

                  (q) There are no legal or governmental proceedings pending to which Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries is a party or of which any property or assets of Holdings or any of its subsidiaries or Manischewitz or any of its sub-sidiaries is the subject which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Issuers and Millbrook, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (r) To the knowledge of the Issuers and Millbrook, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the Issuers or Millbrook or Manischewitz or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Issuers and Millbrook, threatened against or affecting any of the Issuers or Millbrook, any of their respective subsidiaries or Manischewitz or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Issuers and Millbrook have and, to the knowledge of the Issuers and Millbrook, Manischewitz has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (s) None of Holdings or any of its subsidiaries, and to the knowledge of the Issuers and Millbrook, none of Manischewitz or any of its subsidiaries is (i) in violation of its charter or by-laws or other organizational documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii), for such violations which would not, singularly or in the aggregate, have a Material Adverse Effect.

                  (t) Holdings and each of its subsidiaries and, to the
             knowledge of the Issuers and Millbrook, Manischewitz and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither Holdings nor any of its subsidiaries nor does Holdings or any of its subsidiaries have knowledge that Manischewitz or any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (u) Holdings and each of its subsidiaries and, to the
             knowledge of the Issuers and Millbrook, Manischewitz and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries which has had (nor does Holdings or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to Holdings or any of its subsidiaries or Manischewitz or any of its subsidiaries could reasonably be expected to have) a Material Adverse Effect.

                  (v) None of Holdings or any of its subsidiaries is (i) an
             "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (w) Holdings and each of its subsidiaries maintain a system of internal accounting controls intended to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles.

                  (x) Holdings and each of its subsidiaries and, to the
             knowledge of the Issuers and Millbrook, Manischewitz and any of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for similarly situated businesses. None of Holdings and its subsidiaries, or to the knowledge of the Issuers and Millbrook, Manischewitz and its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (y) Holdings and each of its subsidiaries and, to the
             knowledge of the Issuers and Millbrook, Manischewitz and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as presently conducted; and the conduct of their respective businesses as presently conducted do not conflict in any material respect with, and Holdings and its subsidiaries have not and, to the knowledge of the Issuers and Millbrook, Manischewitz and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

                  (z) Holdings and each of its subsidiaries and, to the
             knowledge of the Issuers and Millbrook, Manischewitz and each of its subsidiaries have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of Holdings, each of its subsidiaries and Manischewitz and each of its subsidiaries, as described in the Offering Memorandum, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by Holdings and its subsidiaries or Manischewitz and its subsidiaries, as applicable,
             (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) as described in the Offering Memorandum.

                  (aa) No labor disturbance by or dispute with the employees of
             Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries exists or, to the knowledge of the Issuers and Millbrook, is contemplated or threatened, except as could not reasonably be expected to have a Material Adverse Effect.

                  (bb) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan of Holdings and its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz and its subsidiaries, is in compliance in all material respects with applicable law, including ERISA and the Code; none of Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which Holdings or any of its subsidiaries would have any liability after giving effect to the Acquisition; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                   (cc) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other hazardous wastes or other hazardous substances by, due to or caused by Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries (any other entity (including any predecessor) for whose acts or omissions Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any applicable statute or any ordinance, rule, regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and to the knowledge of the Issuers and Millbrook, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which Holdings has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                   (dd) Neither Holdings nor, to the knowledge of the Issuers and Millbrook, any director, officer, agent, employee or other person associated with or acting on behalf of Holdings or any subsidiary of Holdings (and having authority to act on behalf of Holdings or any such subsidiary) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

             (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any other unlawful payment.

                  (ee) On and immediately after the Closing Date, each of the
             Issuers and Millbrook and Manischewitz (after giving effect to the issuance of the Securities and the Guarantees and to the other Transactions) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular person and date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person is not less than the total amount required to pay the probable liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured in accordance with their scheduled maturity, (ii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature in accordance with their scheduled maturity and (iv) such person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its assets and property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (ff) Except for the conversion and other provisions of
             Holdings' Series A Preferred Stock, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in Holdings or any of its subsidiaries.

                  (gg) Neither Holdings nor any of its subsidiaries owns any
             "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (hh) None of the Issuers or Millbrook or Manischewitz is a
             party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of the Issuers or Millbrook or Manischewitz or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (ii) The Securities satisfy the eligibility requirements of
             Rule 144A(d)(3) under the Securities Act.

                  (jj) None of the Issuers or Millbrook or Manischewitz nor any
             of their respective affiliates or any person authorized to act on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

                  (kk) None of the Issuers or Millbrook or Manischewitz nor any
             of their respective affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (ll) None of the Issuers or Millbrook or Manischewitz nor any
             of their respective affiliates or any other person authorized to act on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (mm) There are no securities of any of the Issuers or
             Millbrook or Manischewitz registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (nn) None of the Issuers or Millbrook or Manischewitz has
             taken and none will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (oo) No forward-looking statement (within the meaning of
             Section 27A of the Securities Act and Section 21E of the Exchange
             Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (pp) None of Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  (qq) Since the date as of which information is given in the
             Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, management or business, as presently conducted or currently contemplated, of Holdings and its subsidiaries or Manischewitz and its subsidiaries, whether or not arising in the ordinary course of business, (ii) none of Holdings and its subsidiaries or Manischewitz and its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of Holdings and its subsidiaries or Manischewitz and its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of Holdings, or any dividend or distribution of any kind declared, paid or made by Holdings on any class of its capital stock.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, (i) Holdings agrees to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from Holdings $48,000,000 of Holdings Notes at a purchase price equal to 97% of the principal amount thereof and (ii) the Company agrees to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company $120,000,000 of Company Notes at a purchase price equal to 97% of the principal amount thereof. The Issuers shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (b) The Initial Purchaser has advised the Issuers that it proposes to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. The Initial Purchaser represents and warrants to, and agrees with, the Issuers that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in compliance with and in reliance on Regulation S under the Securities Act ("Regulation S").

                  (c) In connection with the offer and sale of the Securities in reliance on Regulation S, the Initial Purchaser represents, warrants and agrees that:

                  (i) The Securities have not been registered under the
             Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

                  (ii) The Initial Purchaser has offered and sold the
             Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

                  (iii) None of the Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iv) The Initial Purchaser (A) has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and
             (C) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of Securities to a person who is of a kind described in
             Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (v) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (vi) It has not and will not enter into any contractual
             arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuers.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

                  (d) The Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of any of the Securities purchased by the Initial Purchaser from the Issuers pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, the Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 5(d) and (e), counsel for the Issuers and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser and its compliance with the agreements contained in this Section 2, and the Initial Purchaser hereby consents to such reliance.

                  (e) The Issuers acknowledge and agree that the Initial Purchaser may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Parker Chapin Flattau & Klimpl, LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchaser and the Issuers, at 10:00 A.M., New York City time, on May 1, 1998, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchaser and the Issuers (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to Holdings and the Company, as applicable, by wire or book-entry transfer of same-day funds to such account or accounts as Holdings and the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchaser of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchaser hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Initial Purchaser shall have requested in writing not less than two full business days prior to the Closing Date. The Issuers agree to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchaser in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Issuers and Millbrook. Each of the Issuers and Millbrook agrees with the Initial Purchaser:

                  (a) to advise the Initial Purchaser promptly and, if requested in writing, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening (of which the Issuers and Millbrook have knowledge) of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the
             Offering Memorandum, to furnish a copy thereof to the Initial Purchaser and counsel for the Initial Purchaser and not to effect any such amendment or supplement to which the Initial Purchaser shall reasonably object in writing by notice to the Company after a reasonable period to review, but in no event five (5) business days after being furnished with a copy of the proposed amendment on supplement;

                  (d) if, at any time prior to completion of the resale of the
             Securities by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Issuers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as any of the Holdings Notes or the Company
             Notes are outstanding, to furnish to the Initial Purchaser copies of any annual reports, quarterly reports and current reports filed by the respective Issuer with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the respective Issuer to the trustee under the applicable Indenture or to the holders of the Securities pursuant to the applicable Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the
             Initial Purchaser may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may reasonably request; provided that Holdings and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (h) to assist the Initial Purchaser in arranging for the
             Securities to be designated for trading in The Portal Market in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in The Portal Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Holdings
             Exchange Offer Registration Statement, the Holdings Shelf Registration Statement, the Company Exchange Offer Registration Statement or the Company Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person authorized to act on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (k) for a period of 180 days from the date of the Offering
             Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by any of the Issuers or any of their respective subsidiaries (other than the Securities) without the prior written consent of the Initial Purchaser;

                  (l) during the period from the Closing Date until three years after the Closing Date, without the prior written consent of the Initial Purchaser, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered un-der Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (n) in connection with the offering of the Securities, until the Initial Purchaser shall have notified the Issuers of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or in association with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchaser;

                  (p) to furnish to the Initial Purchaser on the date hereof a copy of the independent auditors' reports included in the Offering Memorandum signed by the accountants rendering such report;

                  (q) to do and perform all things required to be done and
             performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (r) to not take any action prior to the execution and delivery of the Indentures which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indentures;

                  (s) to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

                  (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to any Issuer, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of such Issuer and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of such Issuer and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law rule or regulation; and

                  (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                  5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of each of the Issuers and Millbrook contained herein, to the accuracy of the statements of each of the Issuers and Millbrook and their respective officers made in any written certificates delivered pursuant hereto, to the performance by each of the Issuers and Millbrook of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree; and no stop order suspending the sale of the Securities in any jurisdiction by any governmental authority or regulatory body shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened in writing.

                  (b) The Initial Purchaser shall not have discovered and
             disclosed to Holdings or the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchaser, and the Issuers shall have furnished to the Initial Purchaser all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Parker Chapin Flattau & Klimpl, LLP shall have furnished to the Initial Purchaser a written opinion, as counsel to the Issuers, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex B hereto. In addition such opinion letter shall include appropriate opinions with respect to the Holdings Escrow Agreement and the security interests granted thereunder.

                  (e) The Initial Purchaser shall have received from Cahill
             Gordon & Reindel (a partnership including a professional corporation), counsel for the Initial

             Purchaser, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchaser may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (f) Holdings shall cause to be furnished to the Initial
             Purchaser (i) a "comfort" letter of Arthur Andersen, LLP, addressed to the Initial Purchaser and dated the date hereof, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex C hereto and (ii) a "bring-down" letter of Arthur Andersen, LLP, addressed to the Initial Purchaser and dated the Closing Date (A) confirming that they are independent accountants with respect to Manischewitz and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the bring-down letter), that the conclusions and findings of such auditors with respect to the financial information and other matters covered by the initial "comfort" letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in their initial "comfort" letter.

                  (g) Holdings shall cause to be furnished to the Initial
             Purchaser (i) a "comfort" letter of Deloitte & Touche, LLP, addressed to the Initial Purchaser and dated the date hereof, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex D hereto and (ii) a "bring-down" letter of Deloitte & Touche, LLP, addressed to the Initial Purchaser and dated the Closing Date (A) confirming that they are independent auditors with respect to Holdings and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the bring-down letter), that the conclusions and findings of such auditors with respect to the financial information and other matters covered by the initial "comfort" letter are accurate and
             (C) confirming in all material respects the conclusions and findings set forth in their initial "comfort" letter.

                  (h) Each of the Issuers shall have furnished to the Initial
             Purchaser a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a ma-terial fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties made by Holdings and its subsidiaries in this Agreement are true and correct in all material respects (except to the extent any such representation or warranty applied to a specific date), Holdings has complied or has caused each of its subsidiaries to comply with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of Holdings or any of its subsidiaries or, to the knowledge of the Issuers and Millbrook, Manischewitz or any of its subsidiaries, or any change in or affecting the condition (financial or otherwise), results of operations or business, as presently conducted or currently contemplated, of the Company and its subsidiaries taken as a whole or Manischewitz and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (i) The Initial Purchaser shall have received a counterpart of each of the Holdings Registration Rights Agreement and the Company Registration Rights Agreement which shall have been executed and delivered by duly authorized officers of each of the Issuers and Millbrook and Manischewitz, to the extent each is a party thereto.

                  (j) The Indentures shall have been duly executed and delivered by each of the Issuers and Millbrook and Manischewitz, to the extent each is a party thereto, and by the trustee, and the Securities shall have been duly executed and delivered by each of the Issuers and Millbrook and Manischewitz, as applicable, and duly authenticated by the trustee.

                  (k) The Securities shall have been approved by the NASD for trading in The Portal Market.

                  (l) If any event shall have occurred that requires the Issuers under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchaser reasonably in advance of the Closing Date.

                  (m) There shall not have occurred any invalidation of Rule
             144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt (except as described in the Offering Memorandum) or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business, as presently conducted or currently contemplated, of the Company and its subsidiaries taken as a whole, or any development involving a prospective change in or affecting the condition (financial or otherwise), results of operations or business, as presently conducted or currently contemplated, of Manischewitz and its subsidiaries, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (o) No action shall have been taken and no statute, rule,
             regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of any of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (p) Subsequent to the execution and delivery of this Agreement
             (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Issuers' other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Issuers' other debt securities or preferred stock.

                  (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuers on any exchange or in the over-the-counter market shall have been suspended or (ii) any general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (r) The Amended Credit Agreement shall have been duly executed and delivered by each party thereto. There shall exist at and as of the Closing Date (after giving effect to the Transactions) no condition that would constitute a default (or an event that with notice, a lapse of time, or both, would constitute a default) under the Amended Credit Agreement.

                  (s) The Stock Contribution shall have been duly consummated.

                  (t) The Acquisition shall have been consummated concurrently with the issuance and sale of the Securities and the Guarantees by the Issuers and Millbrook and Manischewitz, as the case may be. The Initial Purchaser shall have received conformed counterparts of all documents and agreements entered into or received in connection with the consummation of the Acquisition.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

                  6. Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser, in its absolute discretion, by notice given to and received by the Issuers prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

                  7. Reimbursement of Initial Purchaser's Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Issuers shall fail to tender the Securities for delivery to the Initial Purchaser or (c) the Initial Purchaser shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers, jointly and severally, shall reimburse the Initial Purchaser for such reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase and resale of the Securities.

                  8. Indemnification. (a) Each of the Issuers and Millbrook, jointly and severally, shall indemnify and hold harmless the Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as an "Initial Purchaser"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser promptly upon demand for any reasonable legal or other reasonable expenses incurred by the Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and Millbrook shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchaser's Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to the Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuers with Section 4(b).

                  (b) The Initial Purchaser shall indemnify and hold harmless each of the Issuers and Millbrook, their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the "Issuers"), from and against any loss, claim, damage or li-ability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchaser's Information, and shall reimburse each Issuer for any legal or other expenses reasonably incurred by such Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon the written advice of counsel to the indemnified party) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (3) a conflict exists (based upon the written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Issuers, Millbrook and the Initial Purchaser in this Section 8 and in Section 9 are in addition to any other liability that the Issuers, Millbrook or the Initial Purchaser, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  9. Contribution. If the indemnification provided for in
Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers, on the one hand, or to any Initial Purchaser's Information, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuers, Millbrook and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuers, Millbrook and the Initial Purchaser and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  11. Expenses. The Issuers and Millbrook, jointly and severally, agree with the Initial Purchaser to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection (other than income taxes of the Initial Purchaser); (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon the initial issuance of the Securities; (e) the fees and expenses of the Issuers' counsel; (f) the fees and expenses of the independent auditors referred to in Section 5(f) and 5(g);
(g) the
fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda; (h) any fees charged by rating agencies for rating the Securities; (i) the fees and expenses of the trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on The Portal Market and the approval of the Securities for book-entry transfer by DTC; and (k) all other costs and expenses incident to the performance of the obligations of the Issuers and Millbrook under this Agreement which are not otherwise specifically provided for in this
Section 11; provided, however, that except as provided in this Section 11 and
Section 7, the Initial Purchaser shall pay its own costs and expenses.

                  12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, Millbrook and the Initial Purchaser contained in this Agreement or made by or on behalf of the Issuers, Millbrook or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchaser, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: James Casey (telecopier no.: (212) 270-0994); or

                  (b) if to the Issuers or Millbrook, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Mr. Richard B. Bernstein and James A. Cohen, Esq. (telecopier no.: (212) 888-5025), with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, NY 10036 Attention: Martin Eric Weisberg, Esq. (telecopier no.: (212) 704-6288).

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof by the intended recipient.

                  14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  15. Initial Purchaser's Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchaser's Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchaser; (ii) the legend on page ii concerning over-allotment and trading activities by the Initial Purchaser; and (iii) the statements concerning the Initial Purchaser contained in the third, twelfth and thirteenth paragraphs under the heading "Plan of Distribution".

                  16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of laws principles.

                  17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  20. No Waiver; No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to be, or construed as, a waiver of any claim or other right of the Company under the Manischewitz Purchase Agreement. Except as provided in Sections 8, 9 and 11, and only to the extent specified therein, there are no third party beneficiaries of this Agreement, other than the purchasers of the Securities from the Initial Purchaser and no rights are conveyed to any person not a party hereto, other than such purchasers.

                  [Remainder of page intentionally left blank]

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuers, Millbrook and the Initial Purchaser in accordance with its terms.

                                        Very truly yours,

                                        R.A.B. HOLDINGS, INC.



                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                        R.A.B. ENTERPRISES, INC.



                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                        MILLBROOK DISTRIBUTION SERVICES INC.



                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

Agreed and Accepted by:

CHASE SECURITIES INC.


By:
      ----------------------------------
      Name:
      Title:

                                                                      SCHEDULE 1


                      Subsidiaries of R.A.B. Holdings, Inc.

R.A.B. Enterprises, Inc.
Millbrook Distribution Services Inc.

                                                                      SCHEDULE 2


                Subsidiaries of The B. Manischewitz Company, LLC

                                                                       ANNEX A-1


                [Form of Holdings Registration Rights Agreement]

                                                                       ANNEX A-2


                 [Form of Company Registration Rights Agreement]

                                                                         ANNEX B



                  [Form of Opinion of Counsel for the Issuers]


                  Parker Chapin Flattau & Klimpl, LLP shall have furnished to the Initial Purchaser their written opinion, as counsel to the Issuers, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially to the effect set forth below:

                  1. Holdings and each of its subsidiaries has been duly incorporated and or organized, as the case may be, is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under its jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect);

                  2. each of Holdings and the Company has the authorized capitalization set forth in the Offering Memorandum, and all of the outstanding shares of capital stock of Holdings have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock or membership interests of each subsidiary of Holdings have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Holdings, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (except that the capital stock of Millbrook is pledged pursuant to the Credit Agreement and will be pledged pursuant to the Amended Credit Agreement);

                  3. the descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements in the Offering Memorandum under the heading "Certain U.S. Federal Income Tax Considerations", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

                  4. each Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                  5. each of the Issuers has full right, power and authority to execute and deliver each of the Transaction Documents, to the extent each is a party thereto, and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

                  6. each of the Purchase Agreement, the Holdings Registration Rights Agreement and the Company Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable;

                  7. each Indenture has been duly authorized, executed and delivered by each of the Issuers party thereto and, assuming due authorization, execution and delivery thereof by the trustee, constitutes a valid and legally binding agreement of each of such Issuers enforceable against each of such Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  8. the Securities have been duly authorized and issued by each of the Issuers, as applicable, and, assuming due authentication thereof by the trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of each of the applicable Issuers, entitled to the benefits of the applicable Indenture and enforceable against each of such Issuers in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  9. the Manischewitz Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  10. the Amended Credit Agreement has been duly authorized, executed and delivered by each of the Issuers party thereto and constitutes a valid and legally binding agreement of each of such Issuers enforceable against each of such Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law);

                  11. the Stock Contribution has been duly authorized and consummated;

                  12. each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  13. the execution, delivery and performance by each of the Issuers of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by each of the Issuers with the applicable terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or any of their respective subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of the Issuers or any of their respective subsidiaries is a party or by which any of the Issuers or any of their respective subsidiaries is bound or to which any of the property or assets of any of the Issuers or any of their respective subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of any of the Issuers or any of their respective subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Issuers or any of their respective subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Issuers of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuers with the applicable terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreements;

                  14. to the best knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which Holdings or any of its subsidiaries is a party or of which any property or assets of Holdings or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to

Holdings or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  15. neither Holdings nor any of its subsidiaries is (A) in violation of its charter or by-laws, (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject;

                  16. neither Holdings nor any of its subsidiaries is (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of Holding's securities or (B) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                  17. neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Federal Reserve Board; and

                  18. assuming the accuracy of the representations, warranties and agreements of the Issuers and of the Initial Purchaser contained in the Purchase Agreement, no registration of the Securities under the Securities Act or qualification of the Indentures under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Issuers and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum.

                  Such counsel shall also state that they have participated in conferences with representatives of Holdings, the Company, Millbrook and Manischewitz, representatives of their independent accountants and counsel and representatives of the Initial Purchaser and its counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto (except as expressly provided in paragraph 3 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (other than the financial statements and other financial and statistical data derived from the fi-nancial statements, as to which such counsel need express no belief), as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Initial Purchaser.

                                                                         ANNEX C


                    [Form of Arthur Andersen Comfort Letter]


                  Holdings shall have furnished to the Initial Purchaser a letter of Arthur Andersen, LLP, addressed to the Initial Purchaser and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth below:

                  1. they are independent certified auditors with respect to Manischewitz within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

                  2. based upon a reading of the latest unaudited financial statements made available by Manischewitz, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of Manischewitz who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchaser and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Summary--Summary Historical Combined Financial Data--The B. Manischewitz Company, LLC", "Selected Historical Combined Financial Data--The B. Manischewitz Company, LLC", and "Management's Discussion and Analysis of Results of Operations and Financial Condition--The B. Manischewitz Company, LLC" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                  3. based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of Manischewitz who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the January 31, 1998 unaudited balance sheet included in the Offering Memorandum or (B) for the period from February 1, 1998 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Holdings and the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser; and

                  4. they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Manischewitz) set forth in the Offering Memorandum agrees with the accounting records of Manischewitz, excluding any questions of legal interpretation.

                                                                         ANNEX D



                   [Form of Deloitte & Touche Comfort Letter]


                  The Company shall have furnished to the Initial Purchaser a letter of Deloitte & Touche, LLP, addressed to the Initial Purchaser and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth below:

                  1. they are independent certified auditors with respect to Holdings within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

                  2. based upon a reading of the latest unaudited financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchaser and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Summary--Summary Pro Forma Financial Data--R.A.B. Holdings, Inc.," "Selected Historical Financial Data----R.A.B. Holdings, Inc." and "Management's Discussion and Analysis of Results of Operations and Financial Condition--R.A.B. Holdings, Inc." is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                  3. based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the December 31, 1997 audited balance sheet included in the Offering Memorandum or (B) for the period from January 1, 1998 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net in-come, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Holdings and the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser;

                  4. they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Offering Memorandum agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

                  5. on the basis of a reading of the unaudited pro forma financial information included in the Offering Memorandum, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.




                                      -2-